Joint Instructions

                                       of

                     UTG Communications International Inc.

                                     ("UTG")

                                      and

                                Thomas Combrinck

                                     ("TC")

                                      and

                           Interfinance Inv. Co. Ltd.

                                     ("IIC")

                                       to

                              Walter Epstein, Esq.

                                     ("WE")

The transaction signed between IIC and UTG on January 15, 1997 for the issuance of 2 MM shares of UTG at US $1.-per share and the agreement by TC to transfer up to an additional 2 MM shares on a share purchases for free share - basis shall become effective and the respective documents shall be taken to the corporate records of UTG unless either of the following shall have occurred by 5 PM London time on January 16, 1997:

1) a) Interroute shall have signed an agreement for the purchase of the Swiss business of UTG Communications (Europe) AG ("UTGE"), including the customer list and the equipment owned by UTGE in Switzerland for an amount of CHF 8 MM or more, containing no provisos for due diligence, warranties or other provisos and providing for a payment of the purchase consideration no later than January 20, 1997

and

b) Interroute shall have made available to UTG in cash or by bankers' draft of an amount of not less than (pound)Sterling 200,000.-.

or

2) a) A third party acceptable (from a credit risk - point of view) shall have signed an agreement granting a credit to UTG of not less than US $ 5 MM at an interest rate of not more
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than 9% per annum and for a duration of not less than 24 months, such loan to be secured by the movable assets of UTGE and UTG Communications (Network) Ltd. and providing for a pay out no later than January 31, 1997.

and

b) A first installment of not more than (pound)Sterling 200,000.- has been paid in cash or by bankers' draft.

3) If the transaction with IIC is not completed because one of the items set out above has occured or upon the full completion of all purchase obligations of IIC under the subscription agreement dated the date hereof IIC shall have the option to purchase from UTG up to 1,200,000 shares at a price of US $2 per share for a period of two years thereafter (subject to adjustments for stock dividends, stock splits, consolidations, mergers or the like).
January 16, 1997


UTG Communications International Inc.


/s/ David Schlecht
-------------------------------------
David Schlecht, President


Interfinance Inv. Co. Ltd.


/s/ Ulrich Ernst
-------------------------------------
Ulrich Ernst, President by Marcus Heizig attorney in fact


/s/ Thomas Combrinck
-------------------------------------
Thomas Combrinck


/s/ Walter Epstein
-------------------------------------
Walter Epstein